                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

                      SWITZERLAND                                                98-0186363
        (State of Incorporation or Organization)                              (I.R.S. Employer
                                                                             Identification no.)
                Banthofstrasse 45, Zurich
        (Address or Principal Executive Offices)                                 (Zip Code)

          If this form relates to the                     If this form relates to the
          registration of a class of securities           registration of a class of
          pursuant to Section 12(b) of the                securities pursuant to Section 12(g)
          Exchange Act and is effective                   of the Exchange Act and is effective
          pursuant to General Instruction                 pursuant to General Instruction
          A.(c), please check the following               A.(d), please check the following
          box: [X]                                        box: [ ]

Securities Act registration statement file number to which this form
relates:                                                                 File No. 333-46930
                                                                           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                                     Name of Each Exchange on Which
                 To be so Registered                                     Each Class is to be Registered

          GOALs due July 2002 (linked to the                             American Stock Exchange
          common stock of Cisco Systems, Inc.)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on January 5, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.



ITEM 2. EXHIBITS.

1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

2. Form of GOALs linked to the common stock of Cisco Systems, Inc. (filed with the American Stock Exchange)

                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UBS AG
                                           (Registrant)


Date:  January 11, 2001                 By: /s/ ROBERT DINERSTEIN
                                            ----------------------
                                            Robert C. Dinerstein
                                            Managing Director



                                        By: /s/ ROBERT MILLS
                                            ----------------
                                            Robert B. Mills
                                            Managing Director

                           INSTRUCTIONS AS TO EXHIBITS

              If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.